Exhibit 10.5

User Agreement for PayPal™ Service

THE FOLLOWING DESCRIBES THE TERMS ON WHICH PAYPAL OFFERS YOU ACCESS TO OUR SERVICES.

This User Agreement ("Agreement") is a contract between you and PayPal, Inc. and applies to your use of the PayPal™ payment service and any related products and services available through www.paypal.com (collectively the "Service"). If you do not agree to be bound by the terms and conditions of this Agreement, please do not use or access our Services.

You must read, agree with, and accept all of the terms and conditions contained in this Agreement and the Privacy Policy, which include those terms and conditions expressly set out below and those incorporated by reference, before you may become a member of PayPal. We strongly recommend that, as you read this Agreement, you also access and read the information contained in the other pages and websites referred to in this document, as they may contain further terms and conditions that apply to you as a PayPal user. Please note: underlined words and phrases are links to these pages and websites. By accepting this Agreement, you also agree that your use of other PayPal websites and Services will be governed by the terms and conditions posted on those websites.

We may amend this Agreement at any time by posting the amended terms on our site. Except as stated below, all amended terms shall be effective 30 days after they are initially posted on our site. Upcoming changes will be posted on the "Policy Updates" page, accessible from "Policy Updates" link on the Account Overview page once you have logged in. In addition, you can set your Preferences to receive email notification of all policy updates.

In this Agreement, "you" or "your" means any person or entity using the Service ("Users"). Unless otherwise stated, "PayPal," "we" or "our" will refer collectively to PayPal, Inc. and its subsidiaries including PayPal Asset Management Inc. Unless otherwise specified, all references to a "bank" in this Agreement include savings associations and credit unions, and all references to a "credit card" include Visa- and MasterCard-branded debit cards.

This Policy was last modified on November 21, 2004.

  Eligibility. In order to use the Service, you must register for a Personal, Premier, or Business account. Users may only hold one Personal account and either one Premier or one Business account. Our Services are only available to individuals or businesses that can form legally binding contracts under applicable law. Without limiting the foregoing, our Service is not available to minors (under 18), persons who are suspended from our Service, or to persons who present an unacceptable level of credit risk. In order to receive credit card funded payments or use the Service to conduct business or in conjunction with a business, you must upgrade to or register for a Premier or Business account.
  The Legal Relationship between You and PayPal.

  2.1 Agency Relationship. PayPal acts as a facilitator to help you accept payments from and make payments to third parties. We act as your agent based upon your direction and your requests to use our Services that require us to perform tasks on your behalf. PayPal will at all times hold your funds separate from its corporate funds, will not use your funds for its operating expenses or any other corporate purposes, and will not voluntarily make funds available to its creditors in the event of bankruptcy or for any other purpose. You acknowledge that (i) PayPal is not a bank and the Service is a payment processing service rather than a banking service, and (ii) PayPal is not acting as a trustee, fiduciary or escrow with respect to your funds, but is acting only as an agent and custodian.

  You are not required to keep funds in the PayPal system (i.e., carry a balance in your PayPal agency account) in order to use the Service. If you do carry a U.S. Dollar balance in your PayPal account and do not enroll in the PayPal Money Market Fund, PayPal will pool your funds together with funds from other Users, and will place those funds in accounts at one or more non-interest bearing FDIC-insured banks ("Pooled Accounts"). Those funds may be eligible for FDIC pass-through insurance. Balances held in currencies other than U.S. Dollars will not be eligible for FDIC insurance.

  You agree that you will not receive interest or other earnings on the funds that PayPal handles as your agent. PayPal will also not receive interest on those funds, but may receive a reduction in fees or expenses charged for banking services by the banks that hold your funds.

  If you enroll in the Money Market Fund, PayPal's subsidiary PayPal Asset Management Inc. will act as your agent to transfer any U.S. Dollar balance in your PayPal account on a daily basis to purchase shares in the Money Market Fund. Thereafter, payments that you send through PayPal will be funded by a redemption of your shares in the Money Market Fund. For more information on the Money Market Fund, please review the prospectus.

  By initiating and sending payments through the Service or adding funds to your balance, you appoint PayPal as your agent to obtain the funds on your behalf and to transfer the funds to the recipient that you designate or to a Pooled Account, subject to the terms and restrictions of this Agreement. PayPal will obtain the funds first by debiting your funds in the Pooled Accounts or redeeming your shares in the Money Market Fund, if any. If this is not sufficient to fund your payment fully, PayPal will obtain the remaining funds per your instructions by debiting a bank account that you designate or charging your credit card. When you send a payment, until that payment is accepted by the recipient (which may occur instantly), you remain the owner of those funds and PayPal holds those funds as your agent, but you will not be able to withdraw those funds or send the funds to any other recipient unless the initial transaction is cancelled.

  By receiving payments through the Service, you appoint PayPal as your agent to cause the funds to be deposited on your behalf in the Pooled Accounts until you further instruct PayPal with respect to the transmission of your funds. Through the PayPal website, you may provide instructions to withdraw the funds, enroll in an automatic sweep of the funds into the PayPal Money Market Fund or transfer the funds to a third party, in each case subject to the terms and restrictions of this Agreement. If you receive a notice that a payment has been sent to you through PayPal but you have not registered for the Service, PayPal will not become your agent and you will have no claim to those funds unless and until you register for the Service and indicate your acceptance of the payment. If you register for a Premier or Business account and intend to accept credit card payments, you will be receiving services provided by Wells Fargo Bank, N.A. and Wells Fargo Merchant Services, LLC (collectively "Wells Fargo"), and the terms of the Premier and Business Account Policy will govern your rights, obligations and liabilities with respect to such credit card transactions.

  2.2 PayPal is only a Payment Service Provider. PayPal acts as a payment service provider by creating, hosting, maintaining and providing our Service to you via the Internet. We do not have any control over the products or services that are paid for with our Service. We cannot ensure that a buyer or a seller you are dealing with will actually complete the transaction.

  2.3 Identity Authentication. We use many techniques to identify our users when they register on our site. Verification of Users is only an indication of increased likelihood that a User's identity is correct. You authorize PayPal, directly or through third parties, to make any inquiries we consider necessary to validate your registration. This may include ordering a credit report and performing other credit checks or verifying the information you provide against third party databases. However, because user verification on the Internet is difficult, PayPal cannot and does not guarantee any user's identity.

  2.4 Release. In the event that you have a dispute with one or more users, you release PayPal (and our officers, directors, agents, subsidiaries, joint ventures and employees) from any and all claims, demands and damages (actual and consequential) of every kind and nature arising out of or in any way connected with such disputes. If you are a California resident, you waive California Civil Code S1542, which says: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if not known by him must have materially affected his settlement with the debtor."

  2.5 No Warranty. WE, OUR PARENT, SUBSIDIARIES, EMPLOYEES AND OUR SUPPLIERS PROVIDE OUR SERVICES "AS IS" AND WITHOUT ANY WARRANTY OR CONDITION, EXPRESS, IMPLIED OR STATUTORY. WE, OUR PARENT, SUBSIDIARIES, EMPLOYEES AND OUR SUPPLIERS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. PayPal shall make reasonable efforts to ensure that requests for electronic debits and credits involving bank accounts, credit cards, and check issuances are processed in a timely manner and but we make no representations or warranties regarding the amount of time needed to complete processing because our Service is largely dependant upon many factors outside of our control, such as delays in the banking system or the U.S. or international mail service. Some states do not allow the disclaimer of implied warranties, so the foregoing disclaimer may not apply to you. This warranty gives you specific legal rights and you may also have other legal rights that vary from state to state.

  The above clause is completely separate from PayPal's Money Back Guarantee, which you may choose to purchase at the time of an eligible transaction, and which assigns to you certain privileges, as defined in the Money Back Guarantee Policy.

  2.6 Limitation of Liability. IN NO EVENT SHALL WE, OUR PARENT, SUBSIDIARIES, EMPLOYEES OR OUR SUPPLIERS BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH OUR WEB SITE, OUR SERVICE, OR THIS AGREEMENT (HOWEVER ARISING, INCLUDING NEGLIGENCE). Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you.

  OUR LIABILITY, AND THE LIABILITY OF OUR PARENT, SUBSIDIARIES, EMPLOYEES AND SUPPLIERS, TO YOU OR ANY THIRD PARTIES IN ANY CIRCUMSTANCE IS LIMITED TO THE ACTUAL AMOUNT OF DIRECT DAMAGES.

  2.7 Indemnification. You agree to indemnify and hold PayPal, its parent, subsidiaries, affiliates, officers, directors and employees harmless from any claim or demand (including attorneys' fees) made or incurred by any third party due to or arising out of your breach of this Agreement or the documents it incorporates by reference, or your violation of any law or the rights of a third party relating to your use of the Service.

  2.8 Liability for Violations of the Acceptable Use Policy. If you engage in the following behavior, PayPal may fine you, as explained below.

    Using the PayPal service to receive payments for any sexually oriented or obscene materials or services in violation of PayPal's Mature Audiences Policy.
    Using the PayPal service to receive payments for any narcotics, other controlled substances, steroids or prescription drugs in violation of PayPal's Prescription Drugs and Devices Policy or the Drugs and Drug Paraphernalia Policy.
    Using the PayPal service to receive payments for wagers, gambling debts or gambling winnings, regardless of the location or type of gambling activity.

  You and PayPal agree that the damages that PayPal will sustain as a result of the behavior outlined above will be substantial, including (without limitation) fines and other related expenses from its payment processors and service providers, but may be extremely difficult and impracticable to ascertain. In the event that you engage in such activities, then PayPal may fine you $500.00 USD and/or PayPal may take legal action against you to recover losses that are in excess of the amount fined. You acknowledge and agree that $500.00 USD is presently a reasonable minimum estimate of PayPal's damages, considering all currently existing circumstances, including (without limitation) the relationship of the sum to the range of harm to PayPal that reasonably could be anticipated and the anticipation that proof of actual damages may be impractical or extremely difficult. You agree that PayPal is entitled to deduct such fines directly from any existing balance in the offending account, or any other PayPal account owned by you.

  If you use the PayPal service in a manner that violates the Acceptable Use Policy, including but not limited to the three categories described above, your account will be subject to limitation or immediate termination, as stated in the Closing Accounts and Limiting Account Access Policy.

  You further understand that, if you use the PayPal service in a manner that violates the Acceptable Use Policy, including but not limited to the three categories described above, PayPal may incur substantial liability and/or suffer significant damages, including (without limitation) fines and other related expenses from its payment processors and service providers. By selling goods or services (including access to content) in contravention of the Acceptable Use Policy or the Restricted Activities section of this User Agreement (currently Section 7.2), you acknowledge liability to PayPal for any and all damages suffered by PayPal. Without limiting the foregoing, you agree to reimburse PayPal for any and all costs, expenses, and fines levied on PayPal by its payment processors and/or service providers as a result of your activities.

  You agree that, if either you or PayPal commence litigation or arbitration in connection with this paragraph, the prevailing party is entitled to recover reasonable attorneys' fees and any other costs incurred in such proceeding in addition to any other relief to which the prevailing party may be entitled.

  Fees. All fees are set forth in the Fee Schedule. All fees will be assessed in the currency of the payment. Additional information about PayPal's fees is available in the Fees Policy. Your account and all transactions are made and displayed in U.S. dollars unless otherwise specified and may be subject to exchange rates.
  Non-U.S. Use. To be eligible for an account, you must be a resident of the United States or one of the approved countries listed below:

Anguilla Argentina + Australia + Austria + Belgium+ Brazil + Canada + Chile + China + Costa Rica Denmark + Dominican Republic Finland +	France + Germany + Greece Hong Kong + Iceland India + Ireland + Israel Italy + Jamaica + Japan + Luxembourg Mexico +	Netherlands + New Zealand + Norway + Portugal Singapore + South Korea + Spain + Sweden + Switzerland + Taiwan + United Kingdom + Turkey Malaysia Thailand Venezuela Ecuador + Uruguay + Monaco

Countries marked with a + in the above table may withdraw funds from their PayPal account to a local bank account, either electronically or by bank draft, and are considered "Withdrawal Countries".

Non-U.S. Users in some countries may not use the Service to receive payments, and may only use the Service to send payments. These countries are designated on the PayPal Non-U.S. Accounts page. If you are an Non-U.S. User, you warrant that you are violating no law or regulation by your use of PayPal.

5. Receiving Payments.

5.1 Credit Card Funded Payments. The only accounts that can receive credit card funded payments are Premier and Business Accounts. Personal Accounts that receive credit card funded payments may accept the payment by upgrading to a Premier or Business Account, or they will have to deny the payment. Personal Accounts may receive non-credit card funded payments for free. By accepting a credit card payment, you agree that you are responsible for the payment if it is reversed. If such reversal occurs on a credit card funded payment made to your account, we will reverse the payment and debit your PayPal account balance to pay for the reversal unless the transaction is covered by the Seller Protection Policy. If there are insufficient funds in your PayPal balance, you agree to reimburse PayPal through other means, as described in the Payments (Sending, Receiving, and Withdrawing) Policy.

5.2 Removal of Expired Cards. We will notify you of expired credit cards in your account and provide you the opportunity to update those cards before we remove them as a funding source in your account.

5.3 Withdrawals. In order to withdraw money from your PayPal account we require you to provide PayPal with a number of forms of identification as further described and protected in our Privacy Policy. We require this information to authenticate your identity and to determine how much you may withdraw from your account per month. We may limit withdrawals and require additional information from you depending upon your location (U.S. or international), credit rating, and other factors. Generally, in order to withdraw more than $500.00 USD per month, we require you to complete some authentication procedures, such as confirming: your email address, your bank account, and your social security number. You may withdraw funds by direct deposit to the bank account you have on file with us or you may elect to receive a physical check for a nominal processing fee as disclosed in our Fee Schedule. Generally, checks will only be sent to Confirmed Addresses. Importantly, if you are an Non-U.S. User and do not reside in a Withdrawal Country, please note that you may not be able to withdraw funds from your PayPal Account and should therefore only accept payments if you know you will send payments in equal amounts out of your account. For more details and guidelines about withdrawals, please refer to our Payments Policy.

6. Sending Payments.

6.1 Sending Payments. In order to send payments through our Service we require you to provide PayPal with a number of forms of identification as further described and protected in our Privacy Policy. We require this information to authenticate your identity and to determine how much you may send with your account. We may require additional information from you depending on your location and other factors. Based on the information you provide, we will determine your Sending Limit. Generally, accounts that have a confirmed email address and credit card on file may send up to $2,000.00 USD. Accounts that are Verified by adding and confirming a bank account will receive a higher Sending Limit or no limit at all.

6.2 Enrolling in the Expanded Use Program. Non-U.S. members (and some U.S. members) will be asked to enroll in the Expanded Use Program before they may send any payments. Once you confirm an email address, add a credit card, and enter your Expanded Use Number, your account will have an unlimited sending limit. American Express has decided to decline PayPal credit card transactions that are funded with an American Express Corporate Card. As a result, any attempts to register or use an American Express Corporate Card will be denied. Some accounts, at PayPal's discretion, may have a higher or lower limit before completing enrollment in the Expanded Use Program. Some transactions, at PayPal's discretion, may not apply towards the limit. To obtain your Expanded Use Number, you must pay a $1.95 USD Expanded Use Fee, log in to your PayPal account, and enter the four-digit Expanded Use Number associated with the $1.95 USD charge. After you have successfully entered your Expanded Use Number, you will receive a $1.95 USD bonus on the next PayPal payment you send. (This bonus may take up to 24 hours to process and be reflected in your PayPal account balance.) This Expanded Use enrollment will be complete and your sending limit lifted if and when you correctly enter your Expanded Use Number on the PayPal website. If you remove the funding source (e.g. the bank account or credit card) used to enroll in the Expanded Use Program, PayPal may require you to enroll in the Expanded Use Program again.

6.3 Refused Payments. When you send a payment to a third party through our Service, the recipient is not required to accept the payment, even if the recipient is already registered with PayPal. The recipient may return the payment or, in some cases, use the PayPal Service to deny payments that you send. Any payments sent through PayPal that are denied or unclaimed by a recipient will be returned to you on the earlier of: (a) the date of such denial, or (b) 30 days after the date the payment is sent. For more details and guidelines about Sending Payments, please refer to our Payments Policy.

6.4 Electronic Transfers. When you make a payment through PayPal that is funded with Instant Transfer or eCheck, and when you initiate an "Add Funds" transaction you are requesting an electronic transfer from your bank account. Upon such request, PayPal will make electronic transfers via the Automated Clearing House (ACH) system from your U.S. bank account in the amount you specify. You agree that such requests constitute your authorization for such transfers. PayPal will never make transfers from your bank account without your authorization. PayPal provides you protection against unauthorized withdrawals from your bank account under the terms of the Electronic Fund Transfer Rights and Error Resolution Policy below.

7. Your Information and Restricted Activities

7.1 Definition. "Your Information" is defined as any information you provide to us or other users in the registration, payment process, stores or other features of our Service. You are solely responsible for Your Information, as we act as a passive conduit for your online distribution and publication of Your Information.

7.2 Restricted Activities. Your Information and your activities (including your payments and receipt of payments) through our Service shall not: (a) be false, inaccurate or misleading; (b) be fraudulent or involve the sale of counterfeit or stolen items; (c) consist of providing yourself a cash advance from your credit card (or helping others to do so), (d) be related in any way to gambling and/or gaming activities, including but not limited to payment or the acceptance of payments for wagers, gambling debts or gambling winnings, regardless of the location or type of gambling activity (including online and offline casinos, sports wagering and office pools); (e)violate PayPal's Acceptable Use Policy; (f) infringe on any third party's copyright, patent, trademark, trade secret or other property rights or rights of publicity or privacy; (g) violate any law, statute, ordinance, contract or regulation (including, but not limited to, those governing financial services, consumer protection, unfair competition, antidiscrimination, or false advertising); (h) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (i) be obscene or contain child pornography; (j) contain any viruses, Trojan horses, worms, time bombs cancelbots, easter eggs or other computer programming routines that may damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or other personal information; or (k) create liability for us or cause us to lose (in whole or in part) the services of our ISP's or other suppliers. If you use, or attempt to use the Service for purposes other than sending and receiving payments and managing your account, including but not limited to tampering, hacking, modifying or otherwise corrupting the security or functionality of Service, your account will be terminated and you will be subject to damages and other penalties, including criminal prosecution where available.

7.3 License. Solely to enable PayPal to use the information you supply us with, so that we are not violating any rights you might have in that information, you agree to grant us a non-exclusive, worldwide, royalty-free, perpetual, irrevocable, sublicensible (through multiple tiers) right to exercise the copyright, publicity, and database rights (but no other rights) you have in Your Information, in any media now known or not currently known, with respect to Your Information. PayPal will use and protect Your Information in accordance with our Privacy Policy.

7.4 Trademarks. PayPal.com, PayPal, and all related logos, products and services described in this website are either trademarks or registered trademarks of PayPal, Inc., or its licensors, and (aside from the circumstances described below) may not be copied, imitated or used, in whole or in part, without the prior written permission of PayPal. In addition, all page headers, custom graphics, button icons, and scripts are service marks, trademarks, and/or trade dress of PayPal and may not be copied, imitated, or used, in whole or in part, without the prior written permission of PayPal.

Notwithstanding the above, HTML logos provided by PayPal through its Affiliate Program, Website Payments features, or Auctions Tools features ("Logos"), may be used without prior written consent for the purpose of directing web traffic to the Service. These Logos may not be altered, modified, or changed in any way, or used in a manner that is disparaging to PayPal or the Service. Logos may not be displayed in any manner that implies sponsorship or endorsement by PayPal. PayPal is a payment service, and no partnership, joint venture, employee-employer or franchiser-franchisee relationship is intended or created by this Agreement.

8. Access and Interference. Our web site contains robot exclusion headers and you agree that you will not use any robot, spider, other automatic device, or manual process to monitor or copy our web pages or the content contained herein without our prior expressed written permission. You agree that you will not use any device, software or routine to bypass our robot exclusion headers, or to interfere or attempt to interfere with the proper working of the PayPal site or any activities conducted on our site. You agree that you will not take any action that imposes an unreasonable or disproportionately large load on our infrastructure. Much of the information on our site is proprietary or is licensed to PayPal by our users or third parties. You agree that you will not copy, reproduce, alter, modify, create derivative works, publicly display or frame any content (except for Your Information) from our web site without the prior expressed written permission of PayPal or the appropriate third party. If you use, or attempt to use the Service for purposes other than sending and receiving payments and managing your account, including but not limited to tampering, hacking, modifying or otherwise corrupting the security or functionality of Service, your account will be terminated and you will be subject to damages and other penalties, including criminal prosecution where available.

9. Privacy and Security. We do not sell or rent your personal information to third parties for marketing purposes without your consent and we only use Your Information as described in the Privacy Policy. We view protection of users' privacy as a very important principle. We understand clearly that you and Your Information are one of our most important assets. We store and process Your Information on computers located in the United States that are protected by physical as well as technological security devices. You should only log in to your PayPal account on a page which begins with https://www.paypal.com/. All of our pages begin with https://www.paypal.com/ and therefore you should not use any other site that does not begin as such. We use third parties to verify and certify our privacy principles. Our current Privacy Policy is available at https://www.paypal.com/cgi-bin/webscr?cmd=p/gen/privacy-outside. If you object to your information being transferred or used in this way, please do not use our Services.

10. Termination or Closing Your Account. You may close your account at any time by clicking the Close Account link in your Profile on the PayPal website. Upon closure of an account, any pending transactions will be cancelled and any balances associated with Redemption Codes (for programs such as eBay Anything Points, Gift Certificates, or Coupons) will be forfeited. Any funds that we are holding in custody for you at the time of closure, less any applicable fees, will be paid to you by check, assuming all withdrawal related authentication requirements have been fulfilled (for example, you may not use closure of your account as a means of evading withdrawal limits on new Unverified users). You may not use closure of your account as a means of evading investigation - if an investigation is pending at the time you close your account, PayPal may continue to hold your funds for up to 180 days as appropriate to protect PayPal against the risk of reversals. If you are later determined to be entitled to some or all of the funds in dispute, PayPal will release those funds to you. You will remain liable for all obligations related to your account even after such account is closed. If you do not access your account for a period of three years, it will be terminated. After the date of termination, we will use the information you provided to try to send you any funds that we are holding in custody for you. If that information is not correct, and we are unable to complete the payment to you, your funds will be subject to applicable state laws regarding escheat of unclaimed property.

11. Remedies and PayPal's Right to Collect From You. Without limiting other remedies, we may update inaccurate or incorrect information you provide to us, contact you by means other than electronically, immediately warn our community of your actions, place a hold on funds in your account, limit funding sources and payments, limit access to an account and any or all of the account's functions (including but not limited to the ability to send money or making withdrawals from an the account), limit withdrawals, indefinitely suspend or close your account and refuse to provide our Services to you if: (a) you breach this Agreement or the documents it incorporates by reference; (b) we are unable to verify or authenticate any information you provide to us; (c) we believe that your account or activities pose a significant credit or fraud risk to us; (d) we believe that your actions may cause financial loss or legal liability for you, our users or us; or (e) your use of your PayPal account is deemed by PayPal, Visa, MasterCard, American Express or Discover to constitute abuse of the credit card system or a violation of credit card rules, including (without limitation), using the PayPal system to test credit card behaviors. Even if they have been recorded as completed in the Recent Activity or History Transaction Log of your PayPal account, transactions are not considered completed until the funds have been charged to the customer's funding source (for payments) or posted to the customer's bank account (for withdrawals). In addition, PayPal reserves the right to hold funds beyond the normal distribution periods for transactions it deems suspicious or for accounts conducting high transaction volumes to ensure integrity of the funds. If we close your account, we will provide you notice and pay you all of the unrestricted funds held in your PayPal account. Additionally, to secure your performance of this Agreement, you grant to PayPal a lien on and security interest in your account. In addition, you acknowledge that PayPal may setoff against any accounts you own for any obligation you owe PayPal at any time and for any reason allowed by law. These obligations include both secured and unsecured debts and debts you owe individually or together with someone else. PayPal may consider this Agreement as your consent to PayPal's asserting its security interest or exercising its right of setoff should any law require your consent. The rights described in this section are in addition to and apart from any other rights.

12. Assignability. You may not transfer any rights or obligations you may have under this Agreement without the prior written consent of PayPal. PayPal reserves the right to transfer this Agreement or any right or obligation under this Agreement without your consent.

13. Legal Compliance. You shall comply with all applicable U.S. and international laws, statutes, ordinances, regulations, contracts and applicable licenses regarding your use of our Services.

14. Notices.

14.1 Electronic Communications. You agree that this Agreement constitutes "a writing signed by You" under any applicable law or regulation. To the fullest extent permitted by applicable law, this Agreement and any other agreements, notices or other communications regarding your account and/or your use of the Service ("Communications"), may be provided to you electronically and you agree to receive all Communications from PayPal in electronic form. Electronic Communications may be posted on the pages within the PayPal website and/or delivered to your e-mail address. You may print a copy of any Communications and retain it for your records. All Communications in either electronic or paper format will be considered to be in "writing," and to have been received no later than five (5) business days after posting or dissemination, whether or not you have received or retrieved the Communication. PayPal reserves the right but assumes no obligation to provide Communications in paper format.

14.2 Credit Report. You agree that PayPal may order and review your credit report with the sole purpose of assessing your fitness to hold a PayPal account and/or your ability to use the Service or features thereof.

14.3 Procedure. Except as explicitly stated otherwise, any notices shall be given by postal mail to PayPal Inc., Attn: Legal Department, 2211 North First Street, San Jose, California 95131 (in the case of PayPal) or to our online message center or the email address you provide to PayPal during the registration process (in your case). Notice shall be deemed given 24 hours after posted or email is sent, unless the sending party is aware that the electronic communication was not received. Alternatively, we may give you notice by mail to the address provided to PayPal during the registration process. In such case, notice shall be deemed given 3 days after the date of mailing.

15. Legal Disputes. In the event a dispute arises between you and PayPal, our goal is to provide you with a neutral and cost effective means of resolving the dispute quickly. Accordingly, you and PayPal agree that any controversy or claim at law or equity that arises out of this Agreement or PayPal's services ("Claims") shall be resolved in accordance with one of the subsections below, or as otherwise mutually agreed upon in writing by the parties. Before resorting to these alternatives, PayPal strongly encourages users first to contact PayPal directly to seek a resolution. PayPal will consider reasonable requests to resolve the dispute through alternative dispute resolution procedures, such as mediation, as an alternative to litigation.

15.1 Arbitration. For any Claim (excluding Claims for injunctive or other equitable relief) where the total amount of the award sought is less than $10,000.00 USD, you or PayPal may elect to resolve the dispute through binding arbitration conducted by telephone, on-line, and/or based solely upon written submissions where no in-person appearance is required. In such cases, the arbitration shall be administered by the American Arbitration Association or JAMS, in accordance with their applicable rules, or any other established ADR provider mutually agreed upon by the parties. Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

15.2 Court. Alternatively, any Claim may be adjudicated by a court of competent jurisdiction located in Santa Clara County, California or where the defendant is located (in PayPal's case, San Jose, California, and in your case, your home address or principal place of business). You and PayPal agree to submit to the personal jurisdiction of the courts located within the county of Santa Clara, California.

15.3 Alternative Dispute Resolution. PayPal will consider use of other alternative forms of dispute resolution, such as binding arbitration to be held in Santa Clara County, California or another location mutually agreed upon by the parties.

15.4 Violations of Section 15. All Claims (excluding requests for injunctive or equitable relief) between the parties must be resolved using the dispute resolution mechanism that is selected in accordance with this Section by the party first to assert a Claim, either through a court filing or commencement of arbitration. Should either party file an action contrary to this Section 15, the other party may recover attorneys' fees and costs up to $1,000.00 USD, provided that the party seeking the award has notified the other party in writing of the improperly filed Claim, and the other party has failed to withdraw the Claim.

16. General. This Agreement is governed by and interpreted under the laws of the state of California, U.S. as such laws are applied to agreements entered into and to be performed entirely within California by California residents. Notwithstanding the foregoing sentence, the Federal Arbitration Act ("FAA"), and all of its rules and procedures, shall govern Section 16 hereof, to the extent that the FAA is inconsistent with California law. We do not guarantee continuous, uninterrupted or secure access to our service, and operation of our site may be interfered with by numerous factors outside of our control. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be struck and the remaining provisions shall be enforced. You agree that this Agreement and all incorporated agreements may be automatically assigned by PayPal, in our sole discretion, to a third party in the event of a merger or acquisition. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section. Our failure to act with respect to a breach by you or others does not waive our right to act with respect to subsequent or similar breaches. This Agreement and the documents it incorporates set forth the entire understanding between us with respect to the subject matter hereof. Sections (3) Fees, (2.4) Release, (8) Access and Interference, (2.6) Limitation of Liability, (2.7) Indemnity, and (16) Legal Disputes shall survive any termination or expiration of this Agreement.

Disclosures. The Services are offered by PayPal Inc., located at 2211 North First Street, San Jose, California 95131. If you are a California resident, you may have this same information emailed to you by sending a letter to the address above with your email address and a request for this information. Fees for our services are described in our Fees Policy.

Disputes between you and PayPal regarding our Services may be reported to Customer Support online through the PayPal Help Center at any time, or by calling (402) 935-2050 from 6 AM to midnight Central Time. Additionally, you may report complaints to the Complaint Assistance Unit of the Division of Consumer Services of the Department of Consumer Affairs by contacting them in writing at 400 R Street, Sacramento, California 95814, or by telephone at (800) 952-5210.